UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   July 28, 2003

(Date of Earliest Event Reported)

HUMANA INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State of Incorporation)	1-5975 (Commission File Number)	61-0647538 (I.R.S. Employer Tax Identification No.)

500 West Main Street
Louisville, KY 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant=s telephone number, including area code)

Item 7.   Financial Statements and Exhibits

(c)         Exhibits - See Index Below

Item 12

          The following information is furnished pursuant to Item 12 - Disclosure of Results of Operations and Financial Condition.

           On July 28, 2003, Humana Inc. (the "Company" or ARegistrant") issued a press release discussing second quarter results, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

           To supplement our consolidated financial results as determined by generally accepted accounting principles (GAAP), the press release also discloses non-GAAP information which management believes provides useful information to investors. A reconciliation between GAAP and Non-GAAP is provided in the statistical pages included herein. The press release also contains forward-looking statements regarding the Company.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.
BY: /s/Arthur P. Hipwell Arthur P. Hipwell Senior Vice President and General Counsel

Date:    July 28, 2003

INDEX TO EXHIBITS

Number                                         Description

  99.1                Press Release, dated July 28, 2003, issued by the Company

  99.2                Statistical Pages